Exhibit 99.1

Glucotrack, Inc. Announces Pricing of $10.0 Million Public Offering

Rutherford, NJ., November 13, 2024 – Glucotrack, Inc. (Nasdaq: GCTK), a medical technology company focused on the design, development, and commercialization of novel technologies for people with diabetes, announced the launch of a “best efforts” public offering of approximately 7,195,000  shares of common stock (or pre-funded warrants in lieu thereof) with each share of common stock (or pre-funded warrant) accompanied by (i) a series A common warrant to purchase one (1) common share at an exercise price of $1.81 per share and (ii) a series B common warrant to purchase one (1) common share at an exercise price of $1.81 per share. The combined offering price of each share of common stock together with the accompanying series A and series B common warrants is $1.39, and the combined offering price of each pre-funded warrant together with the accompanying series A and series B common warrants is $1.389. The gross proceeds of the public offering are expected to be approximately $10 million before deducting placement agent fees and offering expenses. The closing of the public offering is expected to occur on or about November 14, 2024, subject to the satisfaction of customary closing conditions.

Dawson James Securities, Inc. is acting as the sole placement agent for the public offering.

This public offering is being made by the Company pursuant to a registration statement on Form S-1 (File No. 333-282158), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on November 12, 2024. The securities may only be offered by means of a prospectus. Copies of the prospectus may be obtained, when available, at the SEC’s website at www.sec.gov or from Dawson James Securities, Inc. Attention: Prospectus Department, 101 North Federal Highway, Suite 600, Boca Raton, FL 33432, investmentbanking@dawsonjames.com or toll free at 866.928.0928.

In a concurrent private placement, the Company has reached an agreement to convert approximately $4.0 million in outstanding secured convertible notes originally issued in July 2024 into equity on substantially the same terms as the public offering. The closing of the private offering is expected to take place concurrently with the closing of the public offering on November 14, 2024, subject to satisfaction of customary closing conditions.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Glucotrack, Inc.

Glucotrack, Inc. (NASDAQ: GCTK) is focused on the design, development, and commercialization of novel technologies for people with diabetes. The Company is currently developing a long-term implantable continuous blood glucose monitoring system for people living with diabetes.

Glucotrack’s CBGM is a long-term, implantable system that continually measures blood glucose levels with a sensor longevity of 2+ years, no on-body wearable component and with minimal calibration. For more information, please visit http://www.glucotrack.com

Forward-Looking Statements

This press release may contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Glucotrack’s strategies or expectations and statements regarding the completion of the offering, the satisfaction of customary closing conditions related to the offering, the anticipated use of proceeds therefrom, the completion of the concurrent private placement, and the exercise of the series A warrants and series B warrants or otherwise prior to their expiration. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. These risks and uncertainties include, but are not limited to, market and other conditions, the ability of Glucotrack to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to the receipt (and timing) of regulatory approvals (including U.S. Food and Drug Administration approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to Glucotrack’s future distribution agreements; and risks relating to its ability to hire and retain qualified personnel, including sales and distribution personnel. These risks and uncertainties also include, but are not limited to, those described under the caption “Risk Factors” in Glucotrack’s Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC on March 28, 2024, and in Glucotrack’s other filings with the SEC, which are available free of charge on the SEC’s website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Glucotrack or to persons acting on behalf of Glucotrack are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Glucotrack does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Investor Relations:

investors@glucotrack.com

Media:

GlucotrackPR@icrinc.com